Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

Retrophin, Inc.

San Diego, CA

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 11, 2015, which includes an explanatory paragraph as to the company’s ability to continue as a going concern, relating to the consolidated financial statements, of Retrophin, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

/s/ BDO USA, LLP

New York, New York

August 21, 2015